Exhibit 10.2

ADVISORY AGREEMENT

            This Advisory Agreement (this “Agreement”) is made as of this 22nd day of October 2018 (the “Effective Date”), by and between Ascendant Alternative Strategies, LLC (the “Advisor”) and Youngevity International, Inc. (the “Company”). Each of the Advisor and the Company may be individually referred to in this Agreement as a “Party” and collectively as the “Parties”.

R E C I T A L S:

            WHEREAS, the Company has requested the Advisor’s assistance with respect to the restructuring of certain of the Company’s existing secured convertible promissory notes (“Secured Notes”; and such transaction, the “Transaction”). The holder of the Secured Notes may be referred to herein as the “Secured Noteholder”.

            NOW, THEREFORE, the Parties hereto agree as follows:

1. Advisor’s Services and Role; Description of Transaction. In connection with this engagement, Ascendant will provide the Company with financial advice and assistance in connection with the Transaction and other financial and transactional matters as mutually agreed upon by the Parties from time to time. The Transaction will involve the exchange of the secured note issued to Carl Grover in the principal amount of $4,000,000 for 747,664 shares of the Corporation’s common stock and a warrant to purchase 631,579 shares of common stock, each such issuance will be subject to shareholder approval in accordance with applicable Nasdaq rules.

2. Non-Circumvention. The Company hereby irrevocably agrees not to circumvent, avoid, bypass, or obviate, directly or indirectly, the intent of this Agreement through any transaction, transfer, acquisition, agreement, assignment or otherwise. Any violation of this provision shall be deemed an attempt to circumvent this provision, and the Parties shall be liable for damages in favor of the circumvented party.

3. Advisory Fees; Expenses.

(a)
In consideration of Advisor’s services, the Company shall pay to Advisor the following compensation at the closing of the Transaction (collectively, the “Transaction Fee”), which shall be subject to shareholder approval in accordance with applicable Nasdaq rules: (i) 30,000 shares of the Company’s common stock (the “Advisor Shares”), provided, that the Advisor Shares shall be subject to a six-month lockup; (ii) four year warrants to purchase 80,000 shares of the Company’s common stock at an exercise price of $5.35 per share and a “net issuance” or “cashless” exercise feature (the “$5.35 Warrants”); and (iii) four year warrants to purchase 70,000 shares of the Company’s common stock at an exercise price of $4.75 per share and a “net issuance” or “cashless” exercise feature (the “$4.75 Warrants”; and together with the $5.35 Warrants collectively referred to herein as the “Advisor Warrants”). The Company shall promptly prepare and file or cause to be prepared and filed all the necessary notifications and documentation required to be filed with respect to the Transaction including, without limitation, all such notices and/or documents to be filed with regulatory organizations, including without limitation the Securities and Exchange Commission, and will seek all necessary shareholder approvals so that the Transaction and any equity issuances described in this Agreement are made in compliance with law including, without limitation, all securities industry and exchange regulations. In the unlikely event the Company is unable to obtain shareholder approval for the issuance of the Advisor Shares and Advisor Warrants or otherwise at its election, it may pay Advisor the cash value of the Advisor Shares (which shall be valued at $240,000) and of the Advisor Warrants.

4. Advisor Representations. Advisor is a broker-dealer duly registered pursuant to the provisions of the Securities Exchange Act of 1934, as amended (the “1934 Act”), is a member in good standing of the Financial Industry Regulatory Authority, Inc., and is duly registered or licensed as a broker-dealer under the applicable Blue Sky Laws, except in such states in which the Advisor is exempt from registration or licensing or such registration or licensing is not otherwise required. Advisor has all requisite power and authority to execute, deliver and perform its obligations under this Agreement between the Company and the Advisor, and this Agreement will be duly authorized and validly executed and delivered by the Advisor and constitutes a legal, valid and binding agreement of the Advisor enforceable against the Advisor in accordance with its terms.

5. Independent Contractor. Advisor is an independent contractor and shall have no right or authority to contract for or, to incur any legal obligation on behalf of, the Company.

6. Termination. Except as set forth below, the term of Advisor’s engagement will begin on the date hereof (the “Term”) and end on the earlier six (6) months from the date hereof or 10 days after receipt by either Party hereto of written notice of termination from the other Party (the “Notice of Termination”). Notwithstanding any such expiration or termination, Sections 2, 3, 7, 8, 12 and 13 shall survive and remain in full force and effect and be binding on the Parties hereto, in accordance with their terms.

7. Indemnification. The Company agrees to indemnify and hold harmless Advisor and its affiliates, agents, subagents, and advisors, and their respective directors, officers, employees, agents and controlling persons (each such person is hereinafter referred to as an “Indemnified Party”), from and against any and all losses, claims, damages, liabilities and expenses whatsoever, joint or several, to which any such Indemnified Party may become subject under any applicable federal or state law of the United States of America or otherwise, caused by, relating to or arising out of any engagement hereunder. The Company will reimburse each Indemnified Party for any expenses (including reasonable counsel fees and expenses) as they are incurred by such Indemnified Party in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not resulting in liability; provided, however, that at the time of such reimbursement the Indemnified Party shall have entered into an agreement with the Company whereby the Indemnified Party agrees to repay all such reimbursed amounts if it is determined in a final judgment by a court of competent jurisdiction that the Indemnified Party is not entitled to indemnity from the Company. Notwithstanding the foregoing, the Company shall not be liable to any Indemnified Party under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense results directly from any such Indemnified Party’s willful misconduct or gross negligence. If for any reason (other than a final non-appealable judgment finding any Indemnified Party liable for losses, claims, damages, liabilities or expenses for its gross negligence or willful misconduct) the foregoing indemnity is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless, then the Company shall contribute to the amount paid or payable by an Indemnified Party as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and Advisor on the other, but also the relative fault by the Company and the Indemnified Party, as well as any relevant equitable considerations, subject to the limitation that in no event shall the total contribution of all Indemnified Parties to all such losses, claims, damages, liabilities or expenses exceed the amount of fees actually received and retained by Advisor hereunder.

8. Limitation of Advisor’s Liability to the Company. Advisor and the Company further agree that neither Advisor nor any of its affiliates or any of its their respective officers, directors, controlling persons (within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934), employees, consultants or agents shall have any liability to the Company, its security holders or creditors, or any person asserting claims on behalf of or in the right of the Company (whether direct or indirect, in contract, tort, for an act of negligence or otherwise) for any losses, fees, damages, liabilities, costs, expenses or equitable relief arising out of or relating to this Agreement or the services rendered hereunder, except for losses, fees, damages, liabilities, costs or expenses that arise out of or are based on any breach of any representation of Advisor contained herein or any action of or failure to act by Advisor or any of its affiliates or any of their respective officers, directors, controlling persons (within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934) and that are finally determined (by a court of competent jurisdiction and after exhausting all appeals) to have resulted from the gross negligence, bad faith, or willful misconduct of such parties.

9. Non-Exclusive Services; Representation of Secured Noteholder. The Company recognizes that Advisor is in the business of advising and consulting with other businesses, some of which businesses may be in competition with the Company. The Company acknowledges and agrees that Advisor may advise and consult with other businesses, including those which may be in competition with the Company, and shall not be required to devote its full time and resources to performing services on behalf of the Company under this Agreement. Advisor shall only be required to expend such time and resources as are reasonably appropriate to advise and assist the Company as provided for herein. In addition, the Advisor intends to represent and advice the Secured Noteholder in connection with the Secured Noteholder’s sale of its shares of the Company’s common stock and the Company hereby acknowledges and consents to such representation.

10. Entire Agreement. This Agreement contains the entire agreement between Advisor and the Company with respect to the subject matter hereof, and may not be modified or amended except in a writing signed by each of the Parties hereto.

11. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument. Execution and delivery of this Agreement by facsimile transmission (including the delivery of documents in Adobe PDF format) shall constitute execution and delivery of this Agreement for all purposes, with the same force and effect as execution and delivery of an original manually signed copy hereof.

12. Applicable Law; Jurisdiction. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of New York as if such Agreement was entered into and concluded within such State and the Parties hereto agree that any and all controversy respecting this Agreement shall be subject to the jurisdiction of a state or federal court located within the State of New York. This Agreement shall become legally binding with original or facsimile signatures and may be executed in the counterparts (each of which shall be deemed an original, and both of which shall constitute one and the same instrument).

13. Securities Laws Matters. The Company shall be responsible for any and all compliance with the securities laws applicable to it, including, without limitation, Regulation D and the Securities Act of 1933 (the “Act”), and Rule 506 promulgated thereunder and, unless otherwise expressly agreed in writing by Ascendant, all state securities (“blue sky”) laws.

14. Signing Authority. Each of the individuals signing below warrants that such individual has the authority to sign for and on behalf of the respective parties.

[SIGNATURE PAGE FOLLOWS]

                   IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.

COMPANY:

YOUNGEVITY INTERNATIONAL, INC.

By: /s/ Steve Wallach
Name: Steve Wallach
Title: CEO

ADVISOR:

ASCENDANT ALTERNATIVE STRATEGIES, LLC

By: /s/ Mark D. Martino
Name: Mark D. Martino
Title: CEO